                                                                    Exhibit 99.1

Press Release                                  Source: RelationServe Media, Inc.

RELATIONSERVE MEDIA, INC. FILES APPLICATION TO
LIST ON THE NASDAQ SMALLCAP MARKET (NASDAQ)

Monday July 18, 10:55 am ET

FORT LAUDERDALE,  Fla., July 18, 2005 -- RelationServe Media, Inc. (OTC Bulletin
Board:  RSVM) is pleased to announced that it has filed an application  with the
Nasdaq SmallCap Market to make its common stock eligible for listing on Nasdaq.

RelationServe is currently listed and traded under the Over the Counter Bulletin
Board (OTCBB) under the symbol  "RSVM." While the  application  is under review,
RelationServe's  stock will  continue to trade on the OTC  Bulletin  Board under this  symbol.  However,  management  believes  that recent  growth in the market capitalization of the Company warrants the move to the Nasdaq.

"We are  pleased  to be  considered  as a  candidate  for  listing by the Nasdaq
SmallCap Market," said Mandee Heller Adler, CEO. "Listing RelationServe's common stock on Nasdaq would give RelationServe  greater exposure and would benefit our investors by affording them enhanced trading opportunities."

About RelationServe

Headquartered in Ft. Lauderdale,  Florida,  RelationServe  develops and executes client-tailored online and offline marketing programs. As part of its full suite of marketing  solutions,  RelationServe  owns and manages one of the  industry's
largest    security-compliant    email   databases   with   over   175   million
security-compliant  email  addresses and a total postal  database of 180 million records for its client's direct marketing initiatives. RelationServe believes it has the  industry's  largest  and  most  accurate  database  for  appending  and enhancing  customer  database  records with  information on more than 85 million opt-in  consumers.  In  addition,  RelationServe  owns a  collection  of over 60 web-mining  properties  that generate over 10 million online  registration  page views per month for client lead generation  initiatives.  RelationServe  manages over 500 clients and has 47 employees in a 20,000-square-foot,  state-of-the-art facility. For more information, visit http://www.relationserve.com .

SAFE HARBOR  STATEMENT  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995:   FORWARD-LOOKING   STATEMENTS  OFTEN  ARE  PROCEEDED  BY  WORDS  SUCH  AS
"BELIEVES,"  "EXPECTS," "MAY,"  "ANTICIPATES,"  "PLANS,"  "INTENDS,"  "ASSUMES,"
"WILL" OR SIMILAR EXPRESSIONS.  FORWARD-LOOKING  STATEMENTS REFLECT MANAGEMENT'S
CURRENT EXPECTATIONS,  AS OF THE DATE OF THIS PRESS RELEASE, AND INVOLVE CERTAIN
RISKS AND UNCERTAINTIES.  RELATIONSERVE'S ACTUAL RESULTS COULD DIFFER MATERIALLY
FROM  THOSE  ANTICIPATED  IN THESE  FORWARD-LOOKING  STATEMENTS  AS A RESULT  OF
VARIOUS FACTORS.  THE STATEMENTS THAT ARE NOT HISTORICAL FACTS CONTAINED IN THIS
PRESS RELEASE ARE  "FORWARD-LOOKING  STATEMENTS"  THAT INVOLVE CERTAIN RISKS AND
UNCERTAINTIES,  INCLUDING,  BUT  NOT  LIMITED  TO,  RISKS  ASSOCIATED  WITH  THE
UNCERTAINTY OF FUTURE  FINANCIAL  RESULTS,  ADDITIONAL  FINANCING  REQUIREMENTS,
DEVELOPMENT OF NEW PRODUCTS, THE EFFECTIVENESS,  PROFITABILITY AND MARKETABILITY
OF SUCH PRODUCTS, THE ABILITY TO PROTECT PROPRIETARY INFORMATION,  THE IMPACT OF
CURRENT,  PENDING  OR  FUTURE  LEGISLATION  AND  REGULATION  ON  THE  ELECTRONIC
MARKETING INDUSTRY, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL
CHANGES,  THE EFFECT OF GENERAL ECONOMIC AND BUSINESS CONDITIONS AND OTHER RISKS
AND  UNCERTAINTIES  DETAILED IN THE COMPANY'S  FILINGS WITH THE  SECURITIES  AND
EXCHANGE COMMISSION.